                        MCGOVERN, HURLEY, CUNNINGHAM, LLP
                              CHARTERED ACCOUNTANTS

                                     CONSENT

TO:      NORTHWESTERN MINERAL VENTURES INC. ("NORTHWESTERN")

AND TO:  BERNS & BERNS, COUNSELORS AT LAW

AND TO:  U.S. SECURITIES & EXCHANGE COMMISSION

FROM:    MCGOVERN, HURLEY, CUNNINGHAM, LLP

RE:      NORTHWESTERN MINERAL VENTURES INC. - AUDITED
         ANNUAL FINANCIAL STATEMENTS FOR THE PERIODS ENDED
         DECEMBER 31, 2004 AND 2003

-------------------------------------------------------------------------------

We hereby consent to the inclusion of our report dated February 3, 2005 in connection with our audits of the financial statements of Northwestern for the periods ended December 31, 2004 and 2003, in Northwestern's Annual Report on
Form 20-F for the year ended December 31, 2004 ("Form 20-F"), for the purposes of filing same with the U.S. Securities and Exchange Commission.

Dated this 15th day of July, 2005.

                                        MCGOVERN, HURLEY, CUNNINGHAM, LLP

                                        /s/ McGovern, Hurley, Cunningham, LLP

                                        Chartered Accountants

     2005 Sheppard Avenue East, Suite 300, Toronto, Ontario, Canada, M2J 5B4
                  Telephone (416) 496-1234 Fax: (416) 496-0124